Exhibit 10.9

Business Lease Agreement

This lease is entered into this day of November 2021 by and between Millennium Properties, Inc. D/B/A North Stuart Centre, a Florida corporation referred to hereinafter as "Landlord" whose address is 656 NW Buck Hendry Way, Stuart, FL 34994, and ConnectM Technology Services LLC, a Massachusetts Limited Liability Company, referred to hereinafter as "Tenant" whose address is 2 Mount Royal Avenue Ste. 550, Marlborough, MA 01752.

Witnesseth

The said Landlord, in consideration of the covenants and agreements hereinafter set forth, does by these present demises, lease and let unto the Tenant the following described property situated in the County of Martin, State of Florida.

THE FOLLOWING EXPRESSED STIPULATIONS AND CONDITIONS ON THIS PAGE, THE REVERSE SIDE OF THIS PAGE, AND ALL ATTACHMENTS ARE MADE A PART OF THIS LEASE AND ARE HEREBY ASSENTED TO BY THE TENANT

1.

Description & Location. To wit a building space of approximately 4,750 sq. fl. located at 603 NW Buck Hendry Way, Stuart, FL 34994 and designated as Unit K-603 hereinafter referred to as the "Leased Premises" Identified in the attached EXHIBIT "A"

2.

Leased Premises. Landlord represents and warrants that the Leased Premises are in good condition and repair. Tenant has inspected the Premises and hereby accepts it in its current "AS IS" condition and agrees to maintain said Premises in the same condition, order, and repairs as they are at the commencement of said term, excepting only reasonable were and tear arising from the use thereof under this agreement

3.

Intended Use. The above-described leased premises shall be used for the purpose of Air Conditioning Service and Series, and the Tenant shall not make or allow any unlawful use thereof. All work, material and equipment storage shall be confined to inside the building. Use must comply with all Federal, State, and local regulations, ordinances and rules, and those rules & regulations promulgated by the Landlord and as amended hum time to time, including but not limited to any deed restrictions in place. The Landlord has made no representations as to the permitted use of the premises and whether the premises may be used as tenant's intended use. It is the Tenant's responsibility to investigate to ensure that his intended use complies with zoning and other governmental regulations, laws, and ordinances. So long as Tenant complies with all terms and provisions of this lease, Tenant shall have the right of peaceful, quiet, uninterrupted possession, use, and enjoyment of the premises.

4.

Term. To have and to hold the same unto Tenant for a term of one (I) year and eight (8) months beginning December 1, 2021 and terminating on July 31, 2023. Tenant shall notify the Landlord at least sixty (60) days prior to the termination date of the initial lease term of their intention to extend or vacate. If the Tenant allows the Lease in expire on the termination date, the tenant must vacate promptly in accordance with Paragraph II of this lease.

5.

Rent Tenant, in consideration of the premises herein set forth, agrees to pay the Landlord as rental for the above-described premises the sum of $76,395.92 plus all applicable state and local sales tax es may be in effect from time to time with the rental and use of the premises (currently 6%) for the initial term of this lease. Rent shall be paid to the Landlord in monthly installments of $3986.05 (sales tax included) for the first eight (8) months (12/1/2021-7/31/2022) and $4090.94 (sales tax included) for year two (8/1/2022-7/31/2023) hereof. Payments of first (I") and last month's rental together with a security deposit are due and payable upon execution of this lease. The first month's rent shall be prorated to the first of the month. It is agreed and understood between the parties hereto that rent is due on the first (1") day of each month, any rent over ten (10) days past due will have a $35.00 late charge added. Further, a $25.00 charge will be added for each "returned" check if applicable. If the rent or any part thereof remains unpaid for forty-five(45) days this agreement will be in default

6.

Security Deposit. Tenant has deposited with the Landlord the sum of 54,000.00 as security for the full and faithful performance of every provision of this Lease to be performed by Tenant If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Taunt's default If any portion of said deposit is to be used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of the Lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest hereunder) to the expiration of the Lease Tenn and upon Tenant's vacation of the premises.

7.	Other dimes.
A.

Utilities: Tenant shall during the term of this Lease be responsible for all utility charges used in or at the leased premises, these charges can include but am not limited to telephone, Internet, electricity, gas, water, and sewer. Charges shall be based agreements set up with the utility provider directly or sub billed by the Landlord either through individual meter readings or flat fees negotiated as apart of this Lease.

B.	Personal Property Taxes: My taxes levied on personal property and equipment owned or leased by the Tenant shall be the responsibility of the Tenant
C.	Property Taxes: Any taxes and special assessments levied on the real property contained within this Lease shall be the responsibility of the Landlord.

I

D.

Insurance Cost: Tenant agrees that no goods, merchandise, or materials shall be kept, stored, or sold in said Premises which are in any way hazardous or will increase the existing rate of insurance. If such insurance rate is increased by such act, then Landlord shall advise Tenant in writing of such increase and if said increase is determined to result from act of Tenant, the increase cost of such insurance shall be paid by the Tenant within fifteen (15) days of notification.

E.

Maintenance: It is further understood and agreed between the parties hereto that any charges against the Tenant by the Landlord for services or work done on the Premises by order of the Tenant or otherwise accruing under this contract shall be considered as rent due.

F.

Licenses & Fees. The Tenant shall be responsible for obtaining any licenses required for the operation of their business from those authorities having jurisdiction. My fees relating to the licensing or operation of the Tenants business shall be the sale responsibility of the Tenant

G.	Dumpster Use. The Tenant shall he responsible fora dumpster for the disposal of all its' garage and waste. Dumpsters provided by the City of Stuart will be re-billed by the Landlord monthly.

8.Default. The prompt payment of the rent and for services for said Leased Premises upon the date named, faithful observance of the rules and regulations printed upon this lease, and which are hereby made apart ofthis covenant, and of such other and further rules and regulations as may hereafter be made by the landlord, ore the conditions upon which the lease is made and accepted. Any failure on the part of the Tenant to comply with the terms of said lease, or any of said rules and regulations prescribed by the Landlord, shall at the option of the Landlord, work a forfeiture of this contract, and all of the rights of the Tenant hereunder. Tenant shall have fifteen (15) days from the date of notification to cure the noticed deficiency. If the deficiency is not cured within fifteen (15) days, the Landlord shall have the right to declare this Lease in default At which time the Landlord, his agents or attorneys, shall have the right to enter said leased premises and remove all persons therefrom forcibly or otherwise, and the Tenant thereby waives any end all notice required by law to terminate tenancy, and also waives any and all legal proceeding to recover possession of said Premises, and expressly agrees that in the event of a violation of any terms of this lease, or of said rules and regulations now in existence, or which may hereafter be made, said Landlord, his agent or attorney may immediately re-enter said Premises and dispossess Tenant without legal notice or the institution of any legal proceedings whatsoever. However, in no way does this relieve the Tenant from any financial responsibilities under the terms of this Lease.

9.Abandonment. If it is determined by the Landlord that the Tenant has abandoned the leased premises, the Landlord at the Landlords option may terminate this Lease by providing the Tenant with fifteen (15) days written notice. Thereafter the Landlord may enter the leased premises for the purpose of disposing of its contents and making the premises ready to re-rent.

10.

Hold Over. If Tenant fails or refuses to vacate the lensed premises upon expiration, termination, or notice, then the Landlord, at the Landlords option, shall be entitled to collect double the amount of the monthly rent for all periods subsequent to such expiration or termination, which shall be prorated for the number of days Tenant holds over.

11.

Termination & Surrender. Upon the termination of this lease, the Tenant shall peaceably and quietly leave, surrender, and deliver to Landlord the leased premises, broom-clean, together with any improvements including all alterations, changes, additions, and improvements which may have been made upon the premises in thorough repair, good order, and safe condition. Tenant, on or before said termination date, shall remove a0 the Tenant's personal property from the leased premises, all property not so removed shall be deemed to have been abandoned, and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account, therefore. Tenant shall pay to Landlord the cost incurred by Landlord in removing selling, storing, destroying or otherwise disposing of any such personal property. If the demised premises be not so surrendered, Tenant shall make good to Landlord all damage which Landlord shall suffer from and against all claims mode by any succeeding tenant so far as such delay is occasioned by the failure of Tenant to surrender the premises. In the event that this lease is canceled or terminated by Landlord by notice pursuant to any provisions hereo& Tenant shall have fifteen (15) days after the giving of such notice to remove all of Tenant's personal property and movable fu niture from the premises.

12.

Alteration and improvements. Tenants shall not make any alterations, changes, additions, or improvements to the demised Premises without the express written consent of the Landlord. If, because of any act or omission of the Tenant, his successors or assigns, any mechanics, material men, laborers, or other liens or other order for payment of money shall be filed against the demised property or any port thereof, or against the Landlord, the Tenant shall at the Tenant's own cost and expense cause the same to be canceled and discharged of record and further shall indemnify and save harmless the Landlord against any, and all expenses, claims, loses, or damages including reasonable attorney fees resulting therefrom or by reason thereof. Lessor does not expressly agree to any improvement made, or contracted for, by the Lessee during the term or any extended term of this lease agreement. The interest of the Lessor shall not be subject to liens for improvements made, or contracted FM, by the Lessor. The Lessee shall no* the contractor mating any such improvement that the Lessor's liability for the improvement is expressly prohibited by the lease agreement.

13.

Personal Property & Trade Fixtures. Tenant shall retain all right and title to Tenant's personal property, trade fixtures, machinery, equipment, signs, and other apparatus now or hereafter located at the leased premises. Tenant must, prior to the termination of this lease or any extension thereof, remove all such personal property and trade fixtures which it has placed in the Premises and Tenant shall repair all damage caused by the removal of same unless otherwise expressly agreed upon by both the Tenant and Landlord in writing.

14.

Signee. It is hereby understood and agreed that all "Business" units shall install signage stating the name of their business at the main entrance of their unit within thirty (30) days of occupancy. This and any other signage shall be in accordance with the Landlords sign specifications and shall be approved by the Landlord prior to construction. Any costs relating to either the construction or permitting of any signage shall be the sole responsibility of the tenant. All signage shall be in accordance with all rules, regulations, laws, and ordinances of all applicable authorities having jurisdiction.

15.	Insurance.
A.

Landlord agrees to and shall, simultaneously with the execution hereof, secure from a responsible insurance company or companies licensed and authorized to do to business in the State of Florida, and maintain during the entire term of this lease, the following coverage: (a) Fire and extended property coverage insurance equal to 80% of the value of the leased property and other improvements on the leased premises, provided that insurance in that amount con be obtained. (b) Public liability insurance for loss from an accident resulting in bodily injury or death of not less than $1,000,000. Landlord reserves the right to self-insure any these or pails of these coverages.

B.

Tenant agrees to and shall, simultaneously with the execution hereof, secure from a responsible company or companies licensed and authorized to do business in the Stale of Florida and maintain during the entire term of this lease, the following insurance coverage: (a) A combined single limit policy to include bodily injury and property damage in the minimum amount of 51,000,00). (b) Fire damage legal liability in the minimum amount of S100,000.00. (c) Fire, extended coverage, and all other perils insurance on Tenant's fixtures, goods, wares, and merchandise in or on the leased Premises, with coverage in en amount of not less than replacement cost. A certificate representing this coverage shall be provided to the Landlord annually.

16.

Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other, or to anyone claiming under or through Landlord or Tenant against the other, for any loss or damage whatsoever resulting from fire or the risks covered by an extended coverage endorsement to any fire insurance policy regardless of cost or origin. The foregoing provision shall not be effective, however, if the result is to invalidate any such fire insurance policies or extended coverage endorsements.

17.

Hold Harmless. Tenant agrees to keep, save, and hold Landlord free front all liability and claim damages by mason of any injury to any person or persons, including but not limited to Tenant, tenant's customers, employees, guests, and invitees, from any cause or causes whatsoever while in, upon, or in any way connected with the said demised Premises during the term of this lease or any extension hereof or any occupancy hereunder. Tenant's indemnification of Landlord does not extend to liability for damages resulting from the sole or grass negligence of Landlord or from Landlord's Intentional misconduct.

18.

Building Damage. If the building or other improvements on the leased Premises should be damaged or destroyed by fire, flood, or other casualty, Tenant shall give immediate written notice thereof to Landlord. In the event the Premises shall be destroyed or so damaged by fire or other casualty during the life of this agreement whereby the same shall be rendered unrentable, the Landlord shall have the right to render said Premises tenantable by repairs within one hundred and twenty (120) days therefrom. If said Premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease. In the event of such cancellation the rent shall be paid only to the date of such fire and casualty. The cancellation herein mentioned shall be evidenced in writing.

19.

Water Damage. It is expressly agreed and understood by and between the parties to this agreement, that the Landlord shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other persons or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any tenant or agents, or employees, or by reason of the breakage, flooding, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building.

20.

Contents & Personal Property. Tenant agrees that the Landlord is not responsible for the loss or damage of any inventory, equipment or personal property lost due to fire, theft, flood or any other peril that may exist. Loss or damage to these items is at the sole risk of the Tenant.

21.

Condemnation, If the Premises or any portion thereof is talon by a condemning authority under the "Right of Imminent Domain" so as to render the same or remaining portion thereof unlit for Tenant occupancy and intended use, then either party may terminate this lease as of the date of such taking. Landlord and Tenant shall each retain its exclusive right to damages and same shall not be joined or in any fashion co- mingled and neither party shell be entitled to commit for the other as to the satisfaction of same.

22.

Landlord Maintenance. During the term hereof, Landlord shall, at Landlord's expense: Maintain in good order and repair the roof, repair/ replace all exterior doors, exterior walls, structural supports, foundations, abutting sidewalks and underground utility lines serving the building, exterior security lighting, plumbing, electrical panel, and common areas. If any of the above listed "Landlord Maintenance" items were damaged as a result of neglect or abuse by the Tenant, the Tenant shall be billed for all costs to repair said damage.

23.

Tenant Maintenance. During the term hereof, Tenant shall be responsible for the following: maintaining the Premises in a neat and clean condition at all times, removing trash and debris from the grounds, repair and maintenance of exit signs and emergency lighting, interior lighting, fire extinguisher maintenance, broken window glass, floor maintenance, partitions and walls, water heating, maintenance and repairs relating to the Air Conditioning and Heating Systems including replacement if needed and pest control.

24.

Assignments and Subletting. Tenant shall not assign this lease nor sublet all or any portion of the leased premises without the prior written consent of the Landlord, which consent will nor be arbitrarily or unreasonably withheld. Providing the assignee will be operating a similar business, in a similar manor and be financially capable of carrying out the terms and conditions of this Lease.

25.

Access. Landlord may at any reasonable time during normal business hours (or at anytime in the event of an emergency) enter the Premises, to make repairs and replacement or to view the Premises with persons who may wish to lease or purchase same. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this agreement or to the rules and regulations of the building.

26.	Tenant Authority. Tenant covenants and warrants that Tenant has the requisite power and authority to enter into and execute this Lease and to perform the obligations hereunder.

27.

Landlord Authority. Landlord covenants and warrants that Landlord has goad title to the Premises and the full right and lawful authority to enter into this Lease far the full term described and for all extensions, if any, herein provided, and that the Premises are free and clear of all contracts, leases, liens, restrictions and encumbrances of whatever nature. Nothing contained herein shall be deemed to restrict or limit Landlord's right to mortgage said premises, provided that Tenant shall have the right to remain in the Premises pursuant to this Lease as long as Tenant is in compliance with the terms of this lease.

28.

Hazardous Substances. Tenant agrees not to use, store, spill, or bring any hazardous substance upon the property or otherwise cause, any hazardous substance to be brought upon the property without the advance written consent of Landlord. In the event Landlord consents to the use of a hazardous substances on the premises, or in the event Tenant stores, spills, or brings any hazardous substances an the premises without, Landlords permission, then Tenant shall and agree to: (a) be solely responsible for ascertaining the local, state and federal laws ordinances and regulations governing the loading, unloading, or storage of hazardous materials on this leased property; (b) be solely responsible as between the Landlord and Tenant, for complying with all of the foregoing laws, ordinances and regulations which affect or regulate the loading, unloading, or storage operations of hazardous materials on this leased property; and (c) indemnify and hold Landlord harmless from any liability or damage incurred by Tenant in connection with the use, storage, spillage or other activity involving hazardous substances or wastes, including without being limited to expenses and charges, fines, costs, attorneys' fees at trial and all appellate levels, and all other charges. Landlord acknowledges that the Tenant will be changing oil in various pieces of the Tenant's and the Tenant's customers equipment This activity shall be permitted under the terms of this Lease providing that the handling and disposal oil is done in compliance with all Federal, State, and Local as stated above.

29.

Entire Agreement. This lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter within it.

30.

Applicable Law & Legal Construction. This agreement shall be construed under and in accordance with the laws of the State of Florida. In case any one or more of the provisions contained in this lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect; such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this lease shall be construed as i f such invalid, illegal, or unenforceable provision had never been contained herein.

31.

Attorney's Fees. In the event Landlord or Tenant breaches any of the terms of this agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorney's fees so incurred by such other party.

32.

Excuse. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material, or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

33.	Time of Essence. Time is of the essence of this agreement.
34.

Waste & Nuisance. Tenant shall not commit, or suffer to be committed, any waste on the leased Premises, nor shall he maintain, commit, or permit the maintenance or commission of any nuisance on the leased Premises or use the leased Premises for any unlawful purpose.

35.

Notification. It is understood and agreed between the parties hereto that written notice mailed or delivered to the Premises leased hereunder shall constitute sufficient notice to the Tenant and written notice mailed or delivered to the office of the Landlord shall constitute sufficient notice to the landlord, to comply with the terms of this contract.

36.

Landlord Right. The rights of the Landlord under the foregoing shall be cumulative, and failure an the part of the Landlord to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

37.

Americans with Disabilities Act- Addendum. Anything else in this Lease to the contrary, this paragraph shall apply to all issues related to compliance with the Americans with Disabilities Act (ADA). In the event of any conflict between the rest of the lease and this paragraph, this Paragraph shall control.

A.

Any remodeling, construction, reconstruction, installation of improvements or other work done to the leased premises or common areas by either the Landlord or the Tenant shall be done in compliance with ADA requirements, at the expense of the party who is paying for the work.

B.	Remedies to any violations of any ADA requirements within the leased premises shall be the responsibility of the tenant
38.

Guarantee. Mahesh Choudhury (Guarantor), absolutely and unconditionally, guarantees the full and timely performance of all duties and obligations whatsoever of Tenant to landlord, incurred with respect to or arising under the terms of this Lease, whether now existing or hereafter arising; and the Guarantor further agrees that in the event Tenant fails to fully and timely perform any of the said duties and obligations, to fully and timely perform the same.

39.	Headings., Am for reference convenience only and do not represent the contents of each paragraph.
40.

Parking. Staff and guest parking shall be located in front of the unit and in the general parking area located in the front of the building. Any parking conflicts with other tenants or the Landlord shall be resolved by the Landlord whose determination shall be final.

41.	Additional Terms & Conditions. In the event that any of these terms and/or conditions stated here conflict with the above Lease, these terms and/or conditions shall supersede any slated above.

Payment Due for December:		Summary of Monthly Charges:

December Rent	$3986.05	Monthly Rent	$3760.42
Security Deposit on file	$4000.00	Electric	FPL Tenant direct
1Cey Deposit on file	$25.00	Water	Billed by LL
		Dumpster	Tenant but billed by LL
Total Due	$3986.05	Sales Tax (currently 6%)	S225.63
Paid
		Total	$3986.05

All amounts and sums due under this lease shall be considered rent and failure to reimburse Landlord for any sums advanced shall be a default under this lease, and Landlord shall be entitled to all remedies under this lease and as provided by law.

IN WITNESS WHEREOF, the undersigned Landlord and Tenant hereto execute this agreement as of the day and year first above written.

Signed and acknowledged in the presence of:	Millennium Properties, Inc. D/B/A North Stuart Centre

/s/Jennifer Brown	By:	/s/David H. Sater

Jennifer Brown		David H. Sater

/s/Patty Hall

Patty Hall

Tenant: ConnectM Technology Services, LLC

	By	/s/Mahesh Choudhury

Mahesh Choudhury
(Print)		(Print)

(Print)

Guarantor: Mahesh P. Choudhury

/s/Mahesh Choudhury

(Signature)

Initial